UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 7, 2010 (October 5, 2010)

___________

Penwest Pharmaceuticals Co.
(Exact name of registrant as specified in its charter)
___________

Washington	001-34267	91-1513032
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2981 Route 22, Suite 2, Patterson, New York	12563
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (877) 736-9378

Not Applicable
Former name or former address, if changed since last report

___________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

 On October 5, 2010, The NASDAQ Stock Market (“NASDAQ”) notified Penwest Pharmaceuticals Co. (the “Company”) that the Company is not in compliance with NASDAQ Listing Rule 5605(c)(2)(A) relating to audit committee requirements, because the Company no longer has a three member audit committee comprised of independent directors, and directed the Company to submit a plan to regain compliance by November 19, 2010. As indicated in the Current Report on Form 8-K filed by the Company on October 1, 2010, the Company does not intend to remedy its non-compliance with such rule in light of its pending merger (the “Merger”) with West Acquisition Corp. (“Merger Sub”), an indirect wholly owned subsidiary of Endo Pharmaceuticals Holdings Inc. (“Endo”), pursuant to the Agreement and Plan of Merger, dated as of August 9, 2010 (the “Merger Agreement”), by and among Endo, Merger Sub, and the Company. A special meeting of shareholders of the Company to consider and vote upon a proposal to approve the Merger and the Plan of Merger (as described in the Merger Agreement) is scheduled to be held on November 4, 2010. Endo and its affiliates own approximately 90.56% of the Company’s common stock and their shares represent a quorum and sufficient votes to approve the Merger and the Plan of Merger. If the Merger is completed, the Company’s common stock will be delisted from and will no longer be traded on NASDAQ, or any other stock exchange or quotation system, and upon application to the SEC will be deregistered under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PENWEST PHARMACEUTICALS CO.
(Registrant)

By:	/s/ Jennifer L. Good
Name:	Jennifer L. Good
Title:	President and Chief Executive Officer

Dated: October 7, 2010